Results of 2025 Federal Home Loan Bank of Pittsburgh Director Election

The Federal Home Loan Bank of Pittsburgh (“FHLBank”) is pleased to announce the winners of the 2025 Board of Directors Election. There were two Member Directorships up for election in Pennsylvania. There was one Independent Directorship up for election this year.

PENNSYLVANIA MEMBER DIRECTOR ELECTION

Pennsylvania members voted to fill two Pennsylvania Member Directorships, each with a four-year term beginning on Jan. 1, 2026. The following individuals were elected as a Pennsylvania Member Director:

Joseph W. Major, CEO, Chair and President

The Victory Bank

548 North Lewis Road

Limerick, PA 19468

FHFA ID: 54245

Charles B. “Charlie” Crawford, Jr., Chairman and CEO

Hyperion Bank

199 West Girard Avenue

Philadelphia, PA 19123

FHFA ID: 54120

Mr. Major and Mr. Crawford shall each serve a four-year term that ends on Dec. 31, 2029. Of the 212 Pennsylvania members eligible to vote in this election, 113 cast a ballot.

The total number of votes eligible to be cast for any one Pennsylvania Member Director nominee in this election was 5,872,689. The following summary provides the number of votes cast for each nominee:

Nominee	Votes Cast
Joseph W. Major	2,538,842
Charles B. “Charlie” Crawford, Jr.	2,247,730
Charles Leyh	1,562,432
Kimberly Duhamel-Murry	627,970

DELAWARE

There was no Member Director Election in 2025.

WEST VIRGINIA

There was no Member Director Election in 2025.

Nov. 21, 2025 | 25-85b

INDEPENDENT DIRECTOR ELECTION

FHLBank held a district-wide election to fill one Independent Directorship. The following individual was reelected:

Thomas Murphy, Chief Transformation Officer

University of Pennsylvania

3401 Walnut Street, Suite 265C

Philadelphia, PA 19104

Mr. Murphy will serve a four-year term beginning on Jan. 1, 2026, and ending on Dec. 31, 2029. Of the 284 members district-wide eligible to vote in this election, 127 cast a ballot in the Independent Director election.

The total number of votes eligible to be cast for each Independent Director nominee in this election was 7,990,293. The following were the votes cast:

Nominee	Votes Cast
Thomas H. Murphy	4,768,727

Please note that pursuant to Federal Housing Finance Agency regulation, members who vote do so by casting all of their shares of FHLBank stock that they were required to hold as of Dec. 31, 2024, for each open Directorship to be filled up to the applicable state average. Pennsylvania members were eligible to vote their shares two times for two open Member Directorships. Delaware, Pennsylvania, and West Virginia members were eligible to vote their shares once for the Independent Director candidate.

Nov. 21, 2025 | 25-85b